CURTISS-WRIGHT CORPORATION
RETIREMENT BENEFITS RESTORATION PLAN
As Amended and Restated effective January 1, 2009

SECOND INSTRUMENT OF AMENDMENT

Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Benefits Restoration Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety, effective as of January 1, 2009.

2.	Subsequent to the most recent amendment of the Plan, the Company has decided to amend the Plan for the following reasons:

a.	To reflect that the joint and 66-2/3% survivor annuity has been eliminated as an optional form of payment for Curtiss-Wright participants; and

b.
To provide for a default form of payment in the case of a Curtiss-Wright participant who previously elected to receive benefits in the form of the joint and 66-2/3% survivor annuity, but fails to make a valid election of a different annuity form of payment before his or her benefit commencement date.

3.	Article IX(a) of the Plan permits the Board of Directors of the Company to amend the Plan, by written instrument, at any time and from time to time.

4.	The Board of Directors has delegated to the Curtiss-Wright Corporation Administrative Committee the authority to adopt amendments that do not materially increase the costs of the Plan.
Amendment to the Plan:
For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended, effective as of July 1, 2012, in the following respects.

1.	Article VII(c) is amended by adding the following sentence at the end of this paragraph:
Notwithstanding the foregoing, effective for benefit commencement dates on or after July 1, 2012, a C‑W Participant may not elect to receive benefits in the form of a joint and 66‑2/3% survivor annuity, including the option to receive one-half of the benefit in the form of a joint and 66-2/3% survivor annuity and one-half in the form of a lump sum payment.

2.	Article VII(d) is amended by adding the following sentence at the end of this paragraph:

In the event a C‑W Participant elects to receive benefits in the form of a 66‑2/3% joint and survivor annuity before July 1, 2012, and fails to make a valid election of a different form of annuity before his or her benefit commencement date, the Participant shall be deemed to have elected payment in the form of a single life annuity if the Participant is unmarried, or in the form of a joint and 50% survivor annuity with his or her spouse as contingent annuity, if the Participant is married.
Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this ____ day of _________________, 2012.

Curtiss-Wright Corporation
Administrative Committee

By:

Date: